Exhibit 99.1

The Crypto Company’s Wholly Owned Subsidiary, Blockchain Training Alliance, Forges New Relationship with Hired.

Malibu, October 26, 2021/PRNewswire/ —The Crypto Company (OTC: CRCW) an emerging company that provides consulting services and education for distributed ledger technologies (“blockchain”) for the building of enterprise blockchain technology solutions, today announced that its wholly owned subsidiary, Blockchain Training Alliance, has partnered with Hired to supply candidates for referral in the high-demand blockchain space. Hired is a service provider to industry leaders such as Instacart, Wayfair, Zendesk, Postmates, Twitch, Capital One, and Peloton.

Demand for blockchain skills is a rapidly growing IT skill set, and the Blockchain Training Alliance is a global leader in instructor-led blockchain training and certifications. It provides relevant content, instruction, and certifications for blockchain technology as the use of blockchain continues to grow in the corporate world.

“We are thrilled to enter into this new agreement with Hired as it solidifies our position with a major employment company,” said Ron Levy, CEO of The Crypto Company. “Blockchain Training Alliance is arguably the #1 blockchain training company in the world, and I believe we are experiencing the largest migration of talent in history into one industry and that industry is blockchain. My team is at the forefront of training that talent pool, so, it makes perfect sense that we help source candidates to one of the leaders of the talent marketplace.”

Forward-Looking Statements:

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of The Crypto Company, its directors, or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond The Crypto Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with The Crypto Company’s business and finances in general, including the ability to continue and manage its growth, competition, global economic conditions, and other factors discussed in detail in The Crypto Company’s periodic filings with the Security and Exchange Commission.